Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of Mast Therapeutics, Inc. on Form S-8 (Nos. 333-126551, 333-151903, 333-174940, 333-190376 and 333‑198046) and the registration statements on Form S-3 (Nos. 333-188870, 333-179989, 333-174203, 333-165691, 333-164177, 333-159376, 333-133824, 333-127857 and 333-117022) of our report dated March 24, 2015 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 24, 2015